Exhibit 10.29

RETROCESSION AGREEMENT

by and between

ACE CAPITAL RE OVERSEAS LTD.
of Hamilton, Bermuda,
referred to in this Agreement as the “Ceding Company,”

and

ACE AMERICAN INSURANCE COMPANY
of Philadelphia, Pennsylvania
referred to in this Agreement as the “Retrocessionaire.”

In consideration of the mutual covenants and upon the terms and conditions set forth in this Agreement, the Ceding Company and the Retrocessionaire hereby agree as follows:

1.             Coverage.  The Ceding Company shall cede, and the Retrocessionaire shall accept, a one hundred percent (100%) quota share of the liability incurred by the Ceding Company pursuant to the Aggregate Loss Portfolio Reinsurance Agreement (the “Underlying Agreement”) effective as of July 1, 2001, by between the Ceding Company and Commercial Guaranty Assurance, Ltd. (the “Original Company”). A copy of the Underlying Agreement is attached as Exhibit A and made a part of this Agreement for purposes of more fully defining the rights and obligations of the Ceding Company and the Retrocessionaire hereunder.  For greater certainty, but without limiting the generality of the foregoing, the Retrocessionaire agrees to indemnify the Ceding Company for 100% of the Ultimate Net Loss, 100% of the C Profit Share and 100% of the Litigation Losses (as such terms are defined in the Underlying Agreement) paid by the Ceding Company pursuant to the Underlying Agreement.

2.             Retrocession Premium.  The Retrocessionaire shall be entitled to receive (i) 100% of the Reinsurance Premium (as such term is defined in the Underlying Agreement) less five hundred thousand dollars ($500,000), (ii) 100% of the Reserve Transfer Amount (as such term is defined in the Underlying Agreement) and (iii) 100% of the Net Premiums from Operations (as such term is defined in the Underlying Agreement) and all other amounts received by the Ceding Company from the Original Company under Section 4.3 of the Underlying Agreement.

3.             Recovery Amounts.  The Retrocessionaire shall be entitled to receive 100% of any and all recoveries, subrogation and inuring reinsurance amounts actually collected that are included in calculating Ultimate Net Loss.

4.             Conditions.  No amendment to the Underlying Agreement executed after the date on which the Retrocessionaire executes

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this Agreement shall be binding upon the Retrocessionaire unless agreed to in writing by the Retrocessionaire.

5.             Accounting and Settlement.  (a) All amounts due to be paid to the Ceding Company under this Agreement shall be paid by the Retrocessionaire to the Ceding Company, in accordance with subsection (c) of this Section 5, no later than two (2) Business Days (as defined in the Underlying Agreement) after receipt by the Retrocessionaire of notification by the Ceding Company of the amount due to be paid hereunder.

(b)           The Ceding Company shall provide quarterly and other reports providing financial and other data to the Retrocessionaire pursuant to this Agreement within five (5) Business Days of receipt by the Ceding Company of such reports pursuant to the Underlying Agreement and shall pay, concurrent with the delivery of each such report, all amounts shown thereon as due to the Retrocessionaire under the terms of this Agreement.

(c)           All payments made pursuant to this Agreement shall be made by wire transfer of immediately available non-reversible United States federal funds to such bank account or accounts as

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designated by the recipient or, where applicable, into or out of the Trust Account (as defined herein).

6.             Trust Account.  (a) The Retrocessionaire shall enter into a trust agreement in the form attached as Exhibit B (the “Trust Agreement”) and establish a trust account (the “Trust Account”) for the benefit of the Ceding Company with respect to the Underlying Agreement with a bank (the “Trustee”) acceptable to the Ceding Company.

(b)           The Retrocessionaire agrees to deposit, and maintain in the Trust Account, assets to be held in trust by the Trustee for the benefit of the Ceding Company as security for the payment of the Retrocessionaire’s obligations to the Ceding Company under this Agreement.

(c)           The Retrocessionaire agrees that the assets so deposited shall consist only of assets of the types set forth on Schedule I hereto.

(d)           The Retrocessionaire, prior to depositing assets with the Trustee, shall execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order

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that the Ceding Company, or the Trustee upon direction of the Ceding Company, may whenever necessary negotiate any such assets without consent or signature from the Retrocessionaire or any other entity.

(e)           All settlements of account under the Trust Agreement between the Ceding Company and the Retrocessionaire shall be made in cash or its equivalent.

(f)            The Retrocessionaire and the Ceding Company agree that the assets in the Trust Account may be withdrawn by the Ceding Company at any time, notwithstanding any other provisions in this Agreement, provided such assets are applied and utilized by the Ceding Company (or any successor of the Ceding Company by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), on the basis of the liability of the Ceding Company under the Underlying Agreement, without diminution because of the insolvency of the Ceding Company or the Retrocessionaire, only to pay to the Ceding Company an amount equal to the Retrocessionaire’s quota share of the liabilities paid or due to be paid by the Ceding Company under the Underlying Agreement.

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(g)           In the event that the Ceding Company withdraws assets from the Trust Account for the purpose set forth in paragraph (f) of this Section 6 in excess of actual amounts required to meet the Retrocessionaire’s obligations to the Ceding Company, the Ceding Company will return such excess to the Trust Account, plus interest at the average 90-Day Treasury Rate applicable to the period during which the amounts were held by the Ceding Company. “90-day Treasury Rate” as used herein shall mean the annual yield rate, on the date to which such 90-Day Treasury Rate relates, of actively traded U.S.  Treasury securities having a remaining duration to maturity of three months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519).

(h)           The initial deposit to the Trust Account shall be the sum of sixty million dollars ($60,000,000). The Retrocessionaire further agrees to deposit into the Trust Account, when received, (i) an amount equal to the Net Premiums from Operations received by the Retrocessionaire with respect to the calendar year 2001 and (ii) annually beginning with calendar year 2002, an amount equal to the Net Premiums from Operations received by the Retrocessionaire with respect to such year, in excess of five hundred thousand dollars ($500,000).

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(i)            The parties shall periodically review the assets in the Trust Account against the Retrocessionaire’s remaining obligations under this Agreement and, as appropriate, release assets from the Trust Account to the Retrocessionaire.

(j)            The Retrocessionaire shall be liable for all reasonable and customary bank charges actually incurred by the Retrocessionaire with respect to the Trust Account.

7.             Notices.  Any notice required or permitted hereunder shall be in writing and shall be (i) delivered personally (by courier or otherwise), (ii) sent by facsimile transmission with confirmation of receipt and with subsequent personal delivery or express delivery of the original notice, (iii) transmitted by electronic mail with confirmation of receipt and with subsequent personal delivery or express delivery of the original notice or (iv) sent by express delivery, as follows:

If to the Ceding Company:

ACE Capital Re Overseas Ltd.

11 Victoria Hall

Victoria Street

P.O. Box 1828

Hamilton HM HX

Bermuda

Attention:  Corporate Secretary

Telephone No.:  441-297-9730

Telecopier No.:  441-297-9704

Email:  rebecca.carne@marshmc.com

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With a copy to:

ACE Capital Re Inc.

1325 Avenue of the Americas

New York, New York 10019

Attention:  General Counsel

Telephone No.:  212-974-0100

Telecopier No.:  212-581-3268

Email:  nbregman@acecapitalre.com

If to the Retrocessionaire to it at:

ACE Financial Solutions

1133 Avenue of the Americas

32nd Floor

New York, New York  10036

Attention:  President

Telephone No.:  212-642-7807

Telecopier No.:  212-642-7889

Email:  robert.omahne@ace-ina.com

8.             Duration; Termination.  This Agreement shall continue in force until the expiry of the Underlying Agreement in accordance with the terms thereof and all amounts due under this Agreement have been paid.

9.             Insolvency.  (a) In the event of the insolvency of the Ceding Company, all payments due the Ceding Company under this Agreement shall be payable by the Retrocessionaire directly to the Ceding Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Ceding Company under the policy or policies reinsured, without diminution because of the insolvency of the Ceding Company.  It

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is agreed and understood, however, (i) that in the event of the insolvency of the Ceding Company the Retrocessionaire shall be given written notice of the pendency of a claim against the insolvent Ceding Company on the Underlying Agreement within a reasonable time after such claim is filed in the insolvency proceeding and (ii) that during the pendency of such claim the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

(b)           It is further understood that any expense thus incurred by the Retrocessionaire shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Retrocessionaire.  Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

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10.           Arbitration.  (a) Any dispute between the Ceding Company and the Retrocessionaire arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Section 10.  Either party may initiate arbitration of any such dispute by giving written notice to other party of its intention to arbitrate and of its appointment of an arbitrator in accordance with Section 10 (c).

(b)           Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 10 (c) and 10(d).

(c)           The party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate.  Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and

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notify the claimant thereof.  Before instituting a hearing, the two arbitrators so appointed shall choose an umpire.  If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.  All members of the arbitration panel shall be active or former insurance or reinsurance executives having relevant knowledge of the matters in dispute, and shall be impartial third parties without past employment or directorial relations with the parties to the arbitration and their parents and/or affiliates.

(d)           If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 10(c).

(e)           If the Ceding Company is involved in a dispute under the terms of this Agreement and in one or more separate disputes with one or more other reinsurers in which common questions of law or fact are in issue, the Ceding Company or the Retrocessionaire, at their option, may join with such other

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reinsurer in a common arbitration proceeding under the terms of this Section 10. If the Ceding Company and such other reinsurers have commenced arbitration, the Retrocessionaire may at its option join such proceeding for the determination of the dispute between the Ceding Company and the Retrocessionaire.

(f)            Any arbitration instituted pursuant to this Section 10 shall be held in New York, New York.

(g)           Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

(h)           All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence.  The panel shall have the power to fix all procedural rules relating to the arbitration proceeding.  In reaching any decision, the panel shall give due consideration to the custom and usage of the insurance and reinsurance business.

(i)            The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing, stating the reason therefor.  The

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decision of the majority of the panel shall be final and binding on the parties to the proceeding.

(j)            All fees and expenses of the arbitration, including the fees and expenses of each arbitrator and the umpire, shall be allocated to the Ceding Company and the Retrocessionaire as assessed by the panel.

(k)           The arbitration panel does not have the jurisdiction to authorize any punitive damage awards between the parties.

13.           Headings and Schedules.  Headings used herein are not a part of this Agreement and shall not affect the terms hereof.  The attached Schedules and Exhibits are a part of this Agreement.

14.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.  Neither this Agreement, nor any right hereunder, may be assigned by either party without the prior written consent of the other party hereto.

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15.           Execution in Counterpart.  This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

16.           Currency.  Whenever the word “dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

17.           Amendments.  This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Ceding Company and the Retrocessionaire.

18.           Governing Law.  This Agreement shall be interpreted and governed by the laws of Bermuda without regard to its rules with respect to conflicts of law.

19.           No Waiver.  No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of

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any other breach or default in the performance of obligations hereunder by such other party hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

20.           Entire Agreement.  This Agreement represents the entire agreement between the Ceding Company and the Retrocessionaire and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.

21.           Parties to the Agreement.  This is an Agreement for indemnity reinsurance solely between the Ceding Company and the Retrocessionaire.  The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between the Retrocessionaire and the Original Company or any policyholder, beneficiary or other person whose policy is ceded by the Original Company pursuant to the Underlying Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on July 26, 2001 by their duly authorized representatives.

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ACE CAPITAL RE OVERSEAS LTD.

By	/s/	Rebecca L. Carne
Title		Director

ACE AMERICAN INSURANCE COMPANY

By	/s/	[ILLEGIBLE]
Title		EVP

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Schedule I

Permitted Assets

In addition to cash (United States legal tender), the following shall be permissible trust account assets provided that, at the time of deposit, the securities are (a) rated A or higher by a nationally recognized rating agency; (b) secured by sufficient collateral; (c) insured by an appropriately licensed insurer (other than the investing insurer or its affiliate) that has a rating of A or higher from A.M. Best Company, Inc. (or an equivalent rating from another nationally recognized rating agency); or (d) rated in the highest category by the Securities Valuation Office of the National Association of Insurance Commissioners:

I.              Government obligations - any obligation that is issued, assumed, guaranteed or insured by the U.S. or any agency thereof, by any U.S. state, by any municipality or by any state agency (excluding any municipality or state agency bond payable only out of special assessments on local properties);

II.            Obligations of American Institutions - any obligation issued or guaranteed by any solvent American Institution with the exception of insurance companies, provided that such obligations are not in default as to principal or interest;

III.           Preferred or guaranteed shares of solvent American Institutions - permissible provided that all obligations of the issuer (not merely the investment to be deposited) satisfy the credit quality criteria (a) or (d) in the first paragraph above;

IV.           Equity Interests - Investments in common shares or partnership interests of any solvent American institution, provided that the share/interest is registered on a national securities exchange (or quoted through NASDAQ) or otherwise registered pursuant to the Securities Exchange Act of 1934. All obligations and preferred shares (if any) of the issuer (not merely the investment to be deposited) must be eligible investments pursuant to Section 1404(a) of the New York Insurance Law;

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V.            Investment Companies -

1.             Investment company that invests at least 90% of assets in investments qualifying under Items (I), (II) and (III) above.

2.             Investment company that invests at least 90% of assets in investments qualifying under Item (IV) above; and

VI.           Asset backed securities - Pass-through certificates, participation interests, trust certificates or obligations, collateralized debt obligations, limited recourse securities and similar securities, in each case secured by pooled receivables arising from the sale or use of personal property or the sale or use of real property or secured by mortgages on real property or other pooled receivables or assets that provide similar diversified credit risk and certificates, interests, limited recourse debt securities and similar securities secured by any of the foregoing securities.

The term “American Institution,” as used in this Schedule I shall mean an institution created or existing under the laws of the United States of America or of any state, district or territory thereof.

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Exhibit A

Aggregate Loss Portfolio Reinsurance Agreement

AGGREGATE LOSS PORTFOLIO REINSURANCE AGREEMENT

between

COMMERCIAL GUARANTY ASSURANCE, LTD.

Hamilton, Bermuda

and

ACE CAPITAL RE OVERSEAS LTD.

Hamilton, Bermuda

i

AGGREGATE LOSS PORTFOLIO REINSURANCE AGREEMENT

This Agreement, dated this 18th day of July, 2001 (this “Agreement”) is made and entered into by and between Commercial Guaranty Assurance, Ltd., a company with limited liability organized under the laws of Bermuda (the “Company”), and ACE Capital Re Overseas Ltd., a company with limited liability organized under the laws of Bermuda (the “Reinsurer”).

The Company and the Reinsurer mutually agree to reinsure under the terms and conditions stated herein.  This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party.  In no instance, except as set forth in Article IX of this Agreement, shall anyone other than the Company or the Reinsurer have any rights under this Agreement.

ARTICLE I

DEFINITIONS

1.1.         Definitions.  As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

“ACE Limited” shall have the meaning set forth in Section 8.2.

“Administrative Services Agreement” means the Administrative Services Agreement by and between the Company and the Reinsurer, dated as of the date hereof, in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.  For purposes of the foregoing, “control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an institution, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Reinsurance Agreement” means the Aggregate Excess of Loss Reinsurance Agreement entered into between the Company and ACE Bermuda Insurance Ltd., a company with limited liability organized under the laws of Bermuda, dated as of the date hereof.

“Aggregate Limit” shall have the meaning specified in Section 2.1.

“Agreement” shall have the meaning specified in the introductory paragraph hereof.

“Allocated Loss Adjustment Expenses” shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or mitigation of any claim or loss under the Reinsured Contracts, but shall exclude the salaries of the Company’s employees, office expenses and any other overhead expenses.

“Business Day” means any day other than a Saturday, Sunday, a day on which banking institutions in Bermuda or the State of New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

“C Profit Share” shall have the meaning set forth in Section 8.1.

“C Profit Share Losses” shall have the meaning set forth in Section 8.3.

“Ceded Reinsurance Agreements” means those agreements of reinsurance ceded by the Company and described on Schedule 1 hereto.

“CFS” shall have the meaning set forth in Section 8.3.

“CGA” means CGA Group, Ltd., a company with limited liability organized under the laws of Bermuda.

“CGAIM” means CGA Investment Management, Inc., a Delaware corporation.

“Controlled Person” shall have the meaning set forth in Section 12.10.

“Derivative Contracts” means credit default swaps.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Egler Litigation” means the pending lawsuit captioned Egler v. CGA Investment Management, Inc., filed in the Supreme Court of the State of New York, County of New York.

“Financing Vehicles” means the financing vehicles set forth on Schedule 2 hereto and any additional financing vehicles created pursuant to the authority of the manager under the Management Agreement dated as of the date hereof by and between INAC Corp., a corporation organized under the Laws of Delaware, and CGAIM.

“Inception Date” shall have the meaning specified in Section 2.1.

“Insolvency Fund” shall have the meaning specified in Section 11.2.

“Litigation Defense Expenses” means all costs and expenses incurred by the Company, CGA or CGAIM (or by a manager affiliated with the Reinsurer on behalf of the Company, CGA or CGAIM, as applicable) (including attorneys fees and expenses) not previously paid or reserved (such reserves set forth on Schedule 3) of defending, negotiating, settling, or avoiding any lawsuit, action or regulatory proceeding against CGA, CGAIM or the Company, other than any such lawsuit, action or proceeding relating to any claim or loss under a Reinsured Contract, in excess of the amount covered by applicable insurance.

“Litigation Losses” means any monetary settlement or final, non-appealable monetary judgment rendered against CGA, CGAIM or the Company as the result of any lawsuit, action or proceeding other than a lawsuit, action or proceeding relating to any claim or loss under a Reinsured Contract in excess of the amount covered by applicable insurance and, in the case of the Egler Litigation, in excess of an amount equal to (i) the reserve amount set forth on Schedule 3 hereto less (ii) Litigation Defense Expenses applicable to the Egler Litigation.

“Net Premiums from Operations” means (a) premiums and all other amounts received by the Company with respect to the Reinsured Contracts, other than with respect to Derivative Contracts and Reinsured Contracts issued to or for the benefit of the Financing Vehicles plus (b) all income received by the Company from Derivative Contracts plus (c) premiums and all other amounts due to the Company from the Financing Vehicles, whether with respect to Reinsured Contracts issued to or for the benefit of the Financing Vehicles or otherwise.

“Noncontractual Damages” shall have the meaning specified in Section 11.1.

“Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

“Reinsurance Premium” shall have the meaning specified in Section 4.1.

“Reinsured Contracts” means all contracts, binders, polices or other agreements of insurance and assumed reinsurance and all Derivative Contracts (whether or not accounted for as contracts of insurance) issued by the Company prior to the Inception Date or issued on behalf of the Company on or after the Inception Date pursuant to the authority of the administrator under the Administrative Services Agreement.

“Repack Financing Vehicles” shall have the meaning specified in Section 8.3.

“Required Rating” means a rating of A- or higher by Standard & Poor’s or a rating of A3 or higher by Moody’s Investors Service.

“Reserve Transfer Amount” means the amount set forth in Section 4.1, which is an amount equal to the unearned premium reserves and the loss reserves of the Company as of the Inception Date (including general reserves, case basis reserves and reserves for Allocated Loss Adjustment Expenses), determined in all instances in accordance with GAAP.

“Series C Preference Stock” means the Series C Convertible Cumulative Voting Preference Shares, par value U.S.$.01 per share, of CGA.

“Third Party Accountants” shall have the meaning specified in Section 8.3.

“Ultimate Net Loss” shall have the meaning specified in Section 2.3.

ARTICLE II

COVERAGE

2.1.         Coverage.  Effective as of 12:01 a.m., Eastern Daylight Time, on July 1, 2001 (the “Inception Date”), the Company reinsures with the Reinsurer, and the Reinsurer indemnifies the Company for, all Ultimate Net Loss of the Company paid after the Inception Date.  The Reinsurer’s limit of liability under or related to this Agreement with respect to Ultimate Net Loss (the “Aggregate Limit”) shall, notwithstanding any other provisions of this Agreement to the contrary, be one hundred ten million dollars ($110,000,000) in the aggregate.  The Reinsurer also agrees to indemnify the Company for such Litigation Losses as the Reinsurer, in its sole discretion, elects to fund.

2.2.         Conditions.  No changes made on or after the Inception Date in the terms and conditions of the Reinsured Contracts which affect the Reinsurer’s liability shall be covered hereunder without the prior approval of such changes by the Reinsurer, or unless such changes were made by the administrator pursuant to the Administrative Services Agreement.  In the event any such changes are made in any Reinsured Contract in violation of the previous sentence, this Agreement will cover Ultimate Net Loss arising from such Reinsured Contract as if the non-approved changes had not been made.  No Reinsured Contract that is an agreement of assumed reinsurance shall be commuted without the prior approval of the Reinsurer, which shall not be unreasonably withheld or delayed.

2.3.         Ultimate Net Loss.  (a) “Ultimate Net Loss” shall mean (i) the actual amount paid by the Company on its net retained liability under the Reinsured Contracts (including, with respect to Reinsured Contracts that are contracts of assumed reinsurance, all amounts paid by the Company to cedents with respect to losses or loss adjustment expenses and including with respect to Reinsured Contracts that are Derivative Contracts, net amounts due to counterparties from the Company under the terms of such contracts), after making deductions for all recoveries, subrogations and inuring reinsurance actually collected (other than such amounts collected under this Agreement and other than such amounts which constitute premiums under Section 4.3(ii)), plus (ii) Allocated Loss Adjustment Expenses paid by the Company, plus (iii) an amount equal to any additional premium due under the Ceded.  Reinsurance Agreements; provided that Ultimate Net Loss shall not include any amounts excluded under Article XI.

(b)           All recoveries or payments received by the Company subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto, provided, that nothing in this Section 2.3(b) shall be construed to mean that the Reinsurer’s obligation to pay losses under this Agreement do not arise until the Company’s Ultimate Net Loss has been ascertained, and the Reinsurer agrees that it shall be obligated to pay directly or to the Company amounts equal to the Company’s gross liability with respect to losses and Allocated Loss Adjustment Expenses, subject to the limits and exclusions set forth herein on the liability of the Reinsurer and subject to the Reinsurer’s right to receive such recoveries or payments subsequent to any such loss settlements.

2.4.         Territory.  The territorial limits of this Agreement shall be identical with those of the Reinsured Contracts.

ARTICLE III

GENERAL PROVISIONS

3.1.         Contract Administration.  Pursuant to the Administrative Services Agreement, the Company has appointed the Reinsurer (or its permitted assignee) to perform administrative services with respect to the Reinsured Contracts and the Reinsurer has agreed to perform such services on behalf of the Company.

3.2.         Inspection.  The Reinsurer or its designated representative may inspect, at the offices of the Company or elsewhere where such records are located, the papers and any and all other books or documents of the Company reasonably relating to the Reinsured Contracts and the Ceded Reinsurance Agreements, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company seeks performance by the Reinsurer pursuant to the terms of this Agreement.

3.3.         Misunderstandings and Oversights.  If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.  The party first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other party’s receipt of such notice.  However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

3.4.         Payments.  All payments made pursuant to this Agreement shall be made by wire transfer of immediately available non-reversible United States federal funds to such bank account or accounts as designated by the recipient.

3.5.         Setoff  (a) Notwithstanding anything in this Agreement to the contrary, in the event of insolvency of the Company, payments of Ultimate Net Loss due the Company (or its liquidator, receiver, conservator or statutory successor, as the case may be) under this Agreement and reinsurance premium and/or recovery amounts due the Reinsurer under Sections 4.3 and 2.3(b), respectively, but not yet paid to the Reinsurer (other than such failure to pay caused by the administrator under the Administrative Services Agreement) are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

(b)           The C Profit Share when due under Article 8 and reinsurance premium and/or recovery amounts due the Reinsurer under Sections 4.3 and 2.3(b), respectively, but not yet paid to the Reinsurer (other than such failure to pay caused by the administrator under the Administrative Services Agreement) are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

ARTICLE IV

REINSURANCE PREMIUM

4.1.         Reinsurance Premium.  On or before the Inception Date, the Company shall pay to the Reinsurer the sum of fifty-nine million, four hundred sixty-eight thousand, five hundred and fifty-four dollars ($59,468,554.00) (the “Reinsurance Premium”) plus eight million, thirty-one thousand, four hundred and forty-six dollars ($8,031,446.00) as the Reserve Transfer Amount.

4.2.         Premium Earned.  The Reinsurance Premium and the Reserve Transfer Amount shall be considered fully earned when received by the Reinsurer and shall be non-refundable.

4.3.         Additional Reinsurance Premium.  In addition to the Reinsurance Premium and the Reserve Transfer Amount, the Company shall pay to the Reinsurer (i) an amount equal to the Net Premiums from

Operations collected during each calendar quarter (or part thereof) that this Agreement is in effect, and (ii) an amount equal to all salvage, subrogation and other recoveries collected on or after the Inception Date related to claims paid prior to the Inception Date.

ARTICLE V

ACCOUNTING AND SETTLEMENT

5.1.         Accounting Reports and Payments.  For so long as the Reinsurer acts as administrator under the Administrative Services Agreement, the Reinsurer shall provide accounting reports to the Company and pay claims and other amounts reinsured hereunder with respect to Reinsured Contracts in accordance with the terms of the Administrative Services Agreement.  In the event that the Reinsurer shall cease to so act as administrator, the following provisions shall become applicable.

5.2.         Amounts Due the Company.  All amounts due to be paid to the Company under this Agreement shall be paid by the Reinsurer to the Company or its administrator in accordance with Section 3.4 no later than three (3) Business Days after receipt by the Reinsurer of notification by the Company or its administrator of the amount due to be paid hereunder.

5.3.         Quarterly Reports.  Within ten (10) days of the end of each calendar quarter that this Agreement remains in effect, the Company shall supply, directly or through its administrator, the

Reinsurer with a report that shall provide financial and other data for such calendar quarter in such form as agreed to by the parties.  The Company shall pay concurrent with the delivery of each such report, directly or through its administrator, all recoveries or payments due to the Reinsurer under Section 2.3(b) and not previously paid to the Reinsurer.

5.4.         Best Efforts to Supply Actual Data.  In preparing all reports required in this Agreement, the Company shall use, or cause its administrator to use, its best efforts to supply the actual data.  If the actual data cannot be supplied with the appropriate report, the Company shall produce, or cause its administrator to produce, best estimates and shall provide amended reports based on actual data no more than ten (10) Business Days after the actual data becomes available.

5.5.         Additional Reports and Updates.  For so long as this Agreement remains in effect, the Company shall periodically furnish, or cause its administrator to furnish, to the Reinsurer such other reports and information as may be reasonably required by the Reinsurer and reasonably available to the Company.

ARTICLE VI

RESERVES

6.1.         Reserves and Reserve Credits.  The Reinsurer shall establish and maintain adequate reserves with respect to the Reinsured

Contracts as are necessary to enable the Company to take full credit for the reinsurance provided by this Agreement on its statutory balance sheet filed with the insurance regulatory authorities of Bermuda; provided that the Reinsurer shall in no event be required to establish any contingency reserves.

ARTICLE VII

DURATION AND TERMINATION

7.1.         Duration.  Except as otherwise provided herein, this Agreement shall be unlimited in duration.

7.2.         Termination.  This Agreement will terminate on the earlier of: (i) the date the Company’s liability with respect to the Reinsured Contracts are terminated, or (ii) the date on which the Reinsurer has paid to the Company and/or its administrator Ultimate Net Loss that, in the aggregate, equals the Aggregate Limit; provided however, that notwithstanding the foregoing, (x) the obligation of the Company to pay additional premium pursuant to Section 4.3 shall continue until all securities owned by the Financing Vehicles have matured or been liquidated through sale or otherwise and all amounts due the Reinsurer under this Agreement with respect to the Reinsured Contracts are paid and (y) the obligation of the Reinsurer to calculate and pay, if any, the C Profit Share pursuant to Article 8 shall continue.

ARTICLE VIII

C PROFIT SHARE

8.1.         Determination of Profit Share Within 30 days following the seventh anniversary of the Inception Date (i.e., July 1, 2008), a profit commission (the “C Profit Share”) shall be calculated by the Reinsurer and such amount, if any, shall be payable to the Company.  The C Profit Share shall be equal to the product of (a) forty-five million dollars ($45,000,000) minus the sum of (i) 100% of all Litigation Defense Expenses, (ii) those Litigation Losses that the Reinsurer elects hereunder to fund, in its sole discretion, and (iii) a portion of all C Profit Share Losses incurred through the seventh anniversary of the Inception Date under this Agreement, determined in accordance with the following schedule, times (b) a fraction the denominator of which is the number of shares of Series C Preference Stock outstanding on the day immediately prior to the date hereof and the numerator of which is the number of shares of Series C Preference Stock outstanding on the day of payment of the C Profit Share; provided, however, that the C Profit Share shall in no event be less than zero.

Portion of C Profit Share Losses subtracted from forty-five million dollars ($45,000,000) in determining C Profit Share:

62.50% of all C Profit Share Losses up to forty million dollars ($40,000,000) in C Profit Share Losses,

16.67% of all C Profit Share Losses in excess of forty million dollars ($40,000,000) up to one hundred million dollars ($100,000,000) in C Profit Share Losses, and

100.00% of all C Profit Share Losses in excess of one hundred million dollars ($100,000,000) up to one hundred ten million dollars ($110,000,000) in C Profit Share Losses.

8.2.         Early Payment of C Profit Share.  In the event that the Reinsurer should cease to be a direct or indirect subsidiary of ACE Limited, a Cayman Islands corporation (“ACE Limited”), and in the further event that the Reinsurer should fail to assign this Agreement to any direct or indirect subsidiary of ACE Limited with the Required Rating within 10 Business Days thereafter, the C Profit Share shall be determined as of the last day of the month following the date that the Reinsurer ceases to be a direct or indirect subsidiary of ACE Limited, and shall be payable to the Company within 30 days following such date.

8.3.         C Profit Share Losses.  (a) In determining “C Profit Share Losses” hereunder, the amount of losses incurred under Reinsured Contracts shall be determined as follows: (i) for direct insurance or reinsurance written by the Company (other than Derivative Contracts) covering payment obligations on securities not owned by or on behalf of the Financing Vehicle(s), C Profit Share Losses (and case basis reserve practice) will be determined in accordance with GAAP, (ii) for direct insurance or reinsurance written by the Company (other than Derivative Contracts) covering payment obligations on securities owned by or on behalf of the Financing Vehicles including, without limitation, such securities being at one time owned by or on behalf of a Financing Vehicle listed in Schedule 4 (a “Repack Financing Vehicle”), C Profit Share Losses will be determined (a) upon the sale or exchange of the security from the Financing Vehicle (other than a sale to another Financing Vehicle or to an Affiliate of the Reinsurer), the amount of the C Profit Share Loss will be the difference between the par amount of the security and the price received upon the sale or exchange or (b) if there is no sale or exchange of the security or the security has been sold to another Financing Vehicle or to an Affiliate of the Reinsurer, upon a determination by the Reinsurer that the value of such security is permanently impaired, the amount of the C Profit Share Loss will be the difference between the par amount of the security and the determined value of the security based on such permanent impairment (including the net present value estimate of defaulted interest income), and (iii) for Derivative Contracts entered into by the Company, C Profit Share Losses will be recognized in accordance with GAAP (including market value losses of securities delivered against payment in settlement of such Derivative Contracts, as and when settled). Allocated Loss Adjustment Expenses for purposes of determining C Profit Share Losses shall consist of actual expenses incurred and liabilities expected to be incurred either with respect to Reinsurance Contracts or with respect to loss amounts determined under clauses (i) through (iii) of this Section 8.3(a) in accordance with GAAP.  For purposes of clause (ii)(a) of this Section 8.3(a), the amount of any gains realized (i.e., the amount by which proceeds exceed the par amount) on the sale or exchange of securities shall be used to offset C Profit Share Losses, if any, to the extent of such gains.  For purposes of calculating C Profit Share Losses, the amount of losses and Allocated Loss Adjustment Expenses incurred under the Reinsured Contracts shall be reduced by (x) the amount of any additional reinsurance premium received by the Reinsurer under Section 4.3(ii) related to Commercial Financial Services, Inc. (“CFS”) and securities serviced by CFS, and (y) the amount (if any and subject to a maximum amount of one hundred thousand dollars ($100,000)) by which two hundred fifty thousand dollars ($250,000) exceeds the aggregate amount of Litigation Defense Expenses related to the Egler Litigation plus any monetary settlement(s) or final, non-appealable monetary judgment(s) rendered against CGA, CGAIM or the Company related to the Egler Litigation.]

(b)           The Company and the Reinsurer agree that any dispute between the Company and the Reinsurer arising out of the calculation by Reinsurer of the C Profit Share Losses under clause (i) of Section 8.3(a), under clause (ii)(b) of Section 8.3(a) or under clause (iii) of Section 8.3(a) to the extent derivative transactions have not been settled, shall be submitted, through written summaries prepared by the Company and Reinsurer to an independent accounting firm of internationally recognized standing reasonably satisfactory to the Company and the Reinsurer (the “Third party Accountants”). The Third Party Accountants shall act as experts and not as arbitrators to determine the resolution, based on GAAP, of those issues (and only those issues) in dispute; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by the Company, on the one hand, and the Reinsurer, on the other hand.  The Third Party Accountants’ determination shall be made as promptly as practicable after the submission of the dispute by the Company and the Reinsurer, shall be set forth in a written statement delivered to the Company and the Reinsurer and shall be final, binding and conclusive on the parties.  Each party agrees to execute, if requested by the Third Party Accountants, a reasonable engagement letter.  All fees and expenses relating to the work, if any, to be performed by the Third Party Accountants shall be allocated to the Company and the Reinsurer as assessed by the Third Party Accountants.  Notwithstanding anything in this Agreement to the contrary, the Company and the Reinsurer agree that calculation by the Reinsurer of C Profit Share Losses under clause (ii)(a) of Section 8.3(a), or under clause (iii) of Section 8.3(a) to the extent that derivative transactions have been settled, shall be final and binding on the Company and shall not be subject to the dispute resolution mechanism described above in this Section 8.3(b) or arbitration under Article X hereof.

ARTICLE IX

INSOLVENCY

9.1.         Payments.  In the event of the insolvency of the Company, all payments due the Company under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company under the policy or policies reinsured, without diminution because of the insolvency of the Company.  It is agreed and understood, however, (i) that in the event of the insolvency of the Company the Reinsurer shall be given written notice of the pendency of a claim against the insolvent Company on a Reinsured Contract within a reasonable time after such claim is filed in the insolvency proceeding and (ii) that during the pendency of such claim the Reinsurer may, subject to the obligation of the Reinsurer to make timely payments of amounts due the Company or its liquidator, receiver, conservator or statutory successor under this Agreement, investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

9.2.         Expenses.  It is further understood that any expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.  Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

ARTICLE X

ARBITRATION

10.1.       Resolution of Damages.  Any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity (other than any dispute arising out of the calculation by the Reinsurer of the C Profit Share Losses), whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article X.  Either party may initiate arbitration of any such dispute by giving written notice to the other party of its intention to arbitrate and of its appointment of an arbitrator in accordance with Section 10.3.

10.2.       Composition of Panel.  Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 10.3 and 10.4.

10.3.       Appointment of Arbitrators.  The party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate.  Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof.  Before instituting a hearing, the two arbitrators so appointed shall choose an umpire.  If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.  All members of the arbitration panel shall be active or former insurance or reinsurance executives having relevant knowledge of the matters in dispute, and shall be impartial third parties without past employment or directorial relations with the parties to the arbitration and their parents and/or Affiliates.

10.4.       Failure of a Party to Appoint Arbitrator.  If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 10.3.

10.5.       Involvement of Other Reinsurers.  If the Company is involved in a dispute under the terms of this Agreement and in one or more separate disputes with one or more other reinsurers in which common questions of law or fact are in issue, the Company or the

Reinsurer, at their option, may join with such other reinsurer in a common arbitration proceeding under the terms of this Article X. If the Company and such other reinsurers have commenced arbitration, the Reinsurer may at its option join such proceeding for the determination of the dispute between the Company and the Reinsurer.

10.6.       Choice of Forum.  Any arbitration instituted pursuant to this Article X shall be held in New York, New York.

10.7.       Submission of Dispute to Panel.  Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

10.8.       Procedure Governing Arbitration.  All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence.  The panel shall have the power to fix all procedural rules relating to the arbitration proceeding.  In reaching any decision, the panel shall give due consideration to the custom and usage of the insurance and reinsurance business.

10.9.       Arbitration Award.  The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing, stating the reason therefor.  The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

10.10.     Cost of Arbitration.  All fees and expenses of the arbitration, including the fees and expenses of each arbitrator and the umpire, shall be allocated to the Company and the Reinsurer as assessed by the panel.

10.11.     Limit of Jurisdiction.  The arbitration panel does not have the jurisdiction to authorize any punitive damage awards between the parties.

ARTICLE XI

EXCLUSIONS

11.1.       Noncontractual Damages.  This Agreement does not cover Noncontractual Damages. “Noncontractual Damages” as used herein shall mean those liabilities arising from actual or alleged misconduct of the Company or of its Affiliates, or their agents, brokers, or representatives (other than the Reinsurer) in their handling of claims or losses, or in any of their dealings with their insureds or any other person.  Such liabilities shall include, but are not limited to, punitive, exemplary, compensatory, and consequential damages.  Such misconduct shall include, but is not limited to, failure to settle within the policy limit, negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action or in the preparation or prosecution of any appeal consequent upon any action.  Notwithstanding the foregoing, Noncontractual Damages shall not include, and this Agreement shall cover, any and all amounts otherwise included in the definition of Ultimate Net Loss that the Company actually pays or is obligated to pay to ceding companies under Reinsured Contracts that are agreements of assumed reinsurance, whether under the terms of such Reinsured Contracts or as a result of agreements between the Company and cedents as to the settlement of specific claims.

11.2.       Insolvency Funds.  The Reinsurer shall not be obligated to pay to the Company any share of any liability of the Company arising, by contract, operation of law, or otherwise, from participation or membership of the Company or any of its Affiliates, whether voluntary or involuntary, in any Insolvency Fund or for reimbursement of any Person for any such liability. “Insolvency Fund” includes any government mandated guaranty or insolvency fund, plan, pool, association, or other arrangement howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of any insurer, or its successors or assigns which has been declared to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligations in whole or in part.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1.       Headings and Schedules.  Headings used herein are not a part of this Agreement and shall not affect the terms hereof.  The attached Schedules and Exhibit are a part of this Agreement.

12.2.       Notices.  Any notice required or permitted hereunder shall be in writing and shall be (i) delivered personally (by courier or otherwise), (ii) sent by facsimile transmission with confirmation of receipt and with subsequent personal delivery or express delivery of the original notice, (iii) transmitted by electronic mail with confirmation of receipt and with subsequent personal delivery or express delivery of the original notice or (iv) sent by express delivery.  Any such notice shall be deemed given when so delivered, sent or transmitted, as follows:

If to the Company:

Commercial Guaranty Assurance, Ltd.

Craig Appin House

8 Wesley Street

Hamilton HM 11

Bermuda

Attention:  President

Telephone No.:  441-296-5144

Telecopier No.:  441-296-5145

Email:  liz@cga.bm

If to the Reinsurer:

ACE Capital Re Overseas Ltd.

11 Victoria Hall

Victoria Street

P.O. Box 1826

Hamilton HM HX

Bermuda

Attention:  Corporate Secretary

Telephone No.:  441-297-9730

Telecopier No.:  441-297-9704

Email:  rebecca.carne@marshmc.com

With a copy to:

ACE Capital Re Inc.

1325 Avenue of the Americas

New York, NY  10019

Attention:  General Counsel

Telephone No.:  212-974-0100

Telecopier No.:  212-581-3268

Email:  nbregman@acecapitalre.com

12.3.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.  Neither this Agreement, nor any right hereunder, may be assigned by either party without the prior written consent of the other party hereto; provided that the Reinsurer may assign this Agreement without the prior written consent of the Company (a) if the Reinsurer ceases to be a subsidiary of ACE Limited, to any Person which has the Required Rating, (b) if any of the Reinsurer’s ratings shall have been downgraded one full rating category from its ratings as of the date of this Agreement, to any Person which has the Required Rating or (c) to any Person which has a rating of AA or higher from Standard & Poor’s (or an equivalent rating from another nationally recognized rating agency).

12.4.       Execution in Counterpart.  This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

12.5.       Currency.  Whenever the word “dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

12.6.       Amendments.  This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Company and the Reinsurer.

12.7.       Governing Law.  This Agreement shall be interpreted and governed by the laws of Bermuda without regard to its rules with respect to conflicts of law.

12.8.       Integration.  This Agreement and the Administrative Services Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein.

12.9.       No Waiver.  No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

12.10.     Related Person Insurance Income.  (a) The Company represents that to the best of its knowledge: (i) it does not own, directly or indirectly, any shares of ACE Limited, (ii) no Person that controls the Company through direct or indirect ownership of fifty (50) percent or more (by vote or value) of the capital stock of the Company owns any shares of ACE Limited, and (iii) no Person that is controlled by the Company through direct or indirect ownership of fifty (50) percent or more (by vote or value) of the capital stock of that Person (“Controlled Person”) owns any shares of ACE Limited.  (b) The Company agrees that, during the term of this Agreement, it will not knowingly purchase, and to the extent reasonably practicable, it will not permit any Controlled Person to purchase any shares of ACE Limited.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Hamilton, Bermuda by their duly authorized representatives.

COMMERCIAL GUARANTY ASSURANCE, LTD.

By:	/s/ Michael Miran
Title:	President

ACE CAPITAL RE OVERSEAS LTD.

By:	/s/ Rebecca L. Carne
Title:	Director

Schedule 1

Ceded Reinsurance Agreements

1.             Facultative Reinsurance Agreement between Commercial Guaranty Assurance, Ltd. and ACE Capital Re Overseas Ltd. (formerly named KRE Reinsurance Ltd.), effective as of January 1, 1998.

2.             Quota Share Reinsurance Agreement, dated as of October 28, 1998 between Commercial Guaranty Assurance, Ltd. and ACE Capital Re Overseas Ltd. (formerly named KRE Reinsurance Ltd.), with respect to Financial Guaranty Insurance Policy Number 981022A.

3.             Quota Share Reinsurance Agreement, dated as of October 28, 1998 between Commercial Guaranty Assurance, Ltd. and ACE Capital Re Overseas Ltd. (formerly named KRE Reinsurance Ltd.), with respect to Financial Guaranty Insurance Policy Number 981022B.

4.             Quota Share Reinsurance Agreement, dated as of October 28, 1998 between Commercial Guaranty Assurance, Ltd. and ACE Capital Re Overseas Ltd. (formerly named KRE Reinsurance Ltd.), with respect to Financial Guaranty Insurance Policy Number 981022C.

5.             Quota Share Reinsurance Agreement, dated as of October 28, 1998 between Commercial Guaranty Assurance, Ltd. and ACE Capital Re Overseas Ltd. (formerly named KRE Reinsurance Ltd.), with respect to Financial Guaranty Insurance Policy Number 981022D.

6.             Quota Share Reinsurance Agreement, dated as of October 28, 1998 between Commercial Guaranty Assurance, Ltd. and ACE Capital Re Overseas Ltd. (formerly named KRE Reinsurance Ltd.), with respect to Financial Guaranty Insurance Policy Number 981022E.

Schedule 2

Financing Vehicles

1.             Butler Trust, a Delaware business trust.

2.             Cobalt Capital, LLC, a Delaware limited liability company.

3.             Cobalt Holdings, LLC, a Delaware limited liability company.

4.             GFC Cobalt, LLC, a Delaware limited liability company.

5.             GFC St. George, Ltd., an exempted Cayman Islands limited liability company.

6.             Guaranteed Finance Company, Ltd., a Bermuda company.

7.             Guaranteed Residential Securities Trust, Series 1998-1, a Delaware business trust.

8.             Guaranteed Residential Securities Trust, Series 1999-A, a Delaware business trust.

9.             Newport Trust, a Delaware business trust.

10.           NW Funding, LLC, a Nevada limited liability company.

11.           St. George CDO Funding I Ltd., an exempted Cayman Islands limited liability company.

12.           St. George CDO Funding I (Delaware) Corp., a Delaware corporation.

13.           St. George Funding 2000-1, Limited, an exempted Cayman Islands limited liability company.

14.           St. George Holdings, Ltd., an exempted Cayman Islands limited liability company.

15.           St. George Investments I, Ltd., an exempted Cayman Islands limited liability company.

16.           St. George Investments II, Ltd., an exempted Cayman Islands limited liability company.

17.           St. George Investments III, Ltd., an exempted Cayman Islands limited liability company.

18.           St. George Residential Funding, Ltd., an exempted Cayman Islands limited liability company.

Schedule 3

Reserves

$250,000 for Egler Litigation

Schedule 4

Repack Financing Vehicles

St. George CDO Funding 1 Ltd.

Guaranteed Residential Securities Trust, Series 1998-1

Guaranteed Residential Securities Trust, Series 1999-A

St. George Funding 2000-1, Limited

Butler Trust

Newport Trust

EXHIBIT A

ADMINISTRATIVE SERVICES AGREEMENT

COMMERCIAL GUARANTY ASSURANCE, LTD.

and

ACE CAPITAL RE OVERSEAS LTD.

Dated as of July 18, 2001

ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), dated as of July 18, 2001, is entered into by and between Commercial Guaranty Assurance, Ltd., a company with limited liability organized under the laws of Bermuda (the “Company”), and ACE Capital Re Overseas Ltd., a company with limited liability organized under the laws of Bermuda (the “Administrator”).

RECITALS

WHEREAS, the Company and the Administrator have entered into an Aggregate Loss Portfolio Reinsurance Agreement dated as of the date hereof (the “Reinsurance Agreement”) whereby the Company has agreed to cede and the Administrator has agreed to reinsure, on an indemnity reinsurance basis, certain losses of the Company under the Reinsured Contracts (capitalized terms used herein and not defined herein, unless otherwise indicated, have the respective meanings assigned to them in the Reinsurance Agreement); and

WHEREAS, the Company desires that the Administrator perform certain administrative functions on behalf of the Company from and after the date hereof (the “Inception Date”) in connection with the Reinsurance Agreement and with respect to the Reinsured Contracts, and the Administrator has agreed to provide such services;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrator hereby agree as follows:

ARTICLE I

AUTHORITY

The Company hereby appoints the Administrator, and the Administrator hereby accepts appointment, to provide as an independent contractor of the Company such administrative and other services with respect to the Reinsurance Agreement and the Reinsured Contracts as set forth in this Agreement (the “Administrative Services”), all on the terms, and subject to the limitations and conditions, as set forth in this Agreement.

ARTICLE II

STANDARD FOR SERVICES

All of the Administrative Services described in this Agreement shall be performed by the Administrator in accordance with (i) applicable law, (ii) the Reinsured Contracts and (iii) the Administrator’s own standards in providing services with respect to contracts issued by the Administrator in its own name that are similar to the Reinsured Contracts.

ARTICLE III

NOTIFICATION TO CONTRACTHOLDERS

The Administrator agrees to send to the holders of Reinsured Contracts (the “Contractholders”) a written notice prepared by the Administrator and reasonably acceptable to the Company to the effect that the Administrator has been appointed by the Company to provide Administrative Services.  The Administrator shall send such notice by mail at a time reasonably acceptable to the Company and the Administrator.

ARTICLE IV

CLAIMS HANDLING

The Administrative Services with respect to claims for loss payments shall include the following:

4.1. Claim Administration Services.  The Administrator shall acknowledge, consider, review, investigate, deny, settle, pay or otherwise dispose of each claim for losses reported under a Reinsured Contract (each a “Claim” and collectively the “Claims”).  The Administrator shall pay Claims and associated expenses under the Reinsured Contracts to the extent that the Company provides it with funds sufficient to make such payments or the Administrator collects, on behalf of the Company, amounts due under the Ceded Reinsurance Agreements, the Affiliate Reinsurance Agreement or the Reinsurance Agreement; provided that the Administrator may, in its sole discretion, advance its own funds, such advances to be reimbursed from the collection of amounts due the Company under the Ceded Reinsurance Agreements, the Affiliate Reinsurance Agreement or the Reinsurance Agreement.  In the event of the insolvency of the Company, the Administrator shall continue to make timely payments of Claims and associated expenses in accordance with the provisions set forth above, except as otherwise required under applicable law in any insolvency proceeding with respect to the Company.

4.2. Mitigation of Loss.  The Administrator shall have full authority to seek recoveries with respect to Claims and to participate on behalf of the Company in any financial restructuring of transactions which resulted in Claims, to the extent that it determines the losses could be minimized by doing so.  In addition, the Administrator shall have full authority to act on behalf of the Company in the exercise of the rights and remedies of the Company under the Reinsured Contracts, including the right to direct the sale of underlying securities.

4.3. Legal Proceedings.  In the event that the Administrator receives notice after the date hereof of any lawsuit, arbitration or other dispute resolution proceedings related to Claims that involve any alleged liabilities under a Reinsured Contract (a “Legal Proceeding”), the Administrator shall deliver to the Company a written notice with respect thereto.  The Administrator shall monitor and control all Legal Proceedings, including the defense, settlement or withdrawal of any such Legal Proceedings in its absolute discretion, with its own counsel at its own expense.

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ARTICLE V

UNDERWRITING

Administrator shall assume all responsibility for all underwriting necessary or appropriate with respect to the issuance of new Reinsured Contracts necessary or desirable to facilitate the run-off of the existing business of the Company, and for processing of underwriting-related transactions including but not limited to the processing of applications and the issuance of Reinsured Contracts.

ARTICLE VI

BILLINGS AND COLLECTIONS

On the Inception Date, the Administrator shall assume all responsibility for billing and collecting premiums and other amounts due under the Reinsured Contracts payable on or after such date.  The risk of loss, theft or destruction of premium with respect to the Reinsured Contracts shall be borne solely by the Administrator.

ARTICLE VII

REGULATORY REPORTING

The Administrator shall timely provide to the Company such informational reports and summaries including statistical summaries regarding the services provided by the Administrator hereunder as are necessary or useful to allow the Company to satisfy any requirements (financial reporting or otherwise) (i) imposed by any insurance regulatory authority upon the Company with respect to the Reinsured Contracts, (ii) required under the Reinsurance Agreement or the Affiliate Reinsurance Agreement, or (iii) required by applicable rating agencies.  In addition, the Administrator, upon the reasonable request of the Company, shall promptly provide to the Company copies of all existing records maintained by the Administrator relating to the Reinsured Contracts (including, with respect to records maintained in machine readable form, hard copies) that are necessary to satisfy such requirements.

ARTICLE VIII

MISCELLANEOUS ADMINISTRATIVE SERVICES

On the Inception Date, the Administrator shall assume the obligations set forth below:

(i)            The Administrator shall timely pay all reinsurance premiums due to reinsurers under the Ceded Reinsurance Agreements with respect to the Reinsured Contracts.

(ii)           The Administrator shall collect from reinsurers all reinsurance recoveries due under the Ceded Reinsurance Agreements, the Affiliate Reinsurance Agreement and the Reinsurance Agreement and shall collect all other recoveries and subrogation amounts under the Reinsured Contracts.

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(iii)          From and after the Inception Date, the Company does hereby by these presents appoint and name the Administrator, acting through its duly appointed officers, the Company’s lawful attorney-in-fact for it, and in its name, place and stead, to act for the Company with respect to any and all letters of credit and trust funds outstanding for the benefit of the Company pursuant to the Affiliate Reinsurance Agreement or the terms of any of the Ceded Reinsurance Agreements.

(iv)          The Administrator shall timely pay to the reinsurers under the Affiliate Reinsurance Agreement and the Reinsurance Agreement all premiums and recoveries and subrogation amounts due to such reinsurers under the terms of such Agreements.

ARTICLE IX

MAINTENANCE OF RECORDS

On or before the Inception Date, the Company shall deliver to the Administrator copies of all records required by the Administrator in order for the Administrator to perform its obligations under this Agreement.  On the Inception Date, the Administrator shall assume responsibility for maintaining records under the Reinsured Contracts concerning underwriting, billing and collection, accounting and reporting and any other category of Administrative Services.

ARTICLE X

COOPERATION BY THE COMPANY

The Company shall cooperate to the extent reasonably possible with the Administrator and execute and provide such additional documentation as may become necessary or appropriate to enable the Administrator to fully carry out its responsibilities under this Agreement and to effectuate the intention of the parties under the Reinsurance Agreement and this Agreement.

ARTICLE XI

ACCESS TO RECORDS

Upon advance written notice, each party, by its duly appointed representatives, shall have the right at any reasonable time, prior to or after the termination of this Agreement, to audit, examine and copy all records in the possession of the other party relating to the Reinsured Contracts.  Such audit and examination shall occur at the non-auditing party’s place of business during normal business hours.

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ARTICLE XII

CONSIDERATION FOR ADMINISTRATIVE SERVICES

Except as otherwise provided in Article IV, apart from the performance by the Company of its obligations under the Reinsurance Agreement, there shall be no fee or other consideration due to the Administrator for performance of the Administrative Services under this Agreement.

ARTICLE XIII

INDEMNIFICATION

13.1.        Indemnification.  (a) Administrator agrees to indemnify and hold harmless the Company and any of its shareholders, directors, officers, employees, agents or affiliates (and the shareholders, directors, officers, employees and agents of such affiliates) from any and all losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Company Losses”) arising out of or caused by any actual or alleged: (i) fraud, theft or embezzlement by officers, employees or agents of Administrator during the term of this Agreement; (ii) failure, either intentional or unintentional, of Administrator to properly perform the services or take the actions required by this Agreement, including, without limitation, the failure to properly process, evaluate and pay Claims in accordance with the terms of this Agreement; (iii) other act of gross negligence or willful misconduct committed by officers, agents or employees of Administrator during the term of this Agreement; (iv) action or inaction of Administrator when acting on behalf of the Company hereunder which results in Noncontractual Damages (under the Reinsurance Agreement or the Affiliate Reinsurance Agreement); or (v) failure of Administrator to comply with applicable laws, rules and regulations during the term of this Agreement.

(b)           The Company agrees to indemnify and hold harmless Administrator and any of its shareholders, directors, officers, employees, agents or affiliates (and the shareholders, directors, officers, employees and agents of such affiliates) from any and all losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Administrator Losses”) arising out of or caused by any actual or alleged: (i) fraud, theft or embezzlement by officers, employees or agents (other than Administrator, its affiliates or any of the officers, employees or agents of the Administrator or its affiliates) of the Company during the term of this Agreement; (ii) other act of gross negligence or willful misconduct committed by officers, employees or agents (other than Administrator, its affiliates or any of the officers, employees or agents of the Administrator or its affiliates) of the Company during the term of this Agreement; or (iii) failure of the Company to comply with applicable laws, rules and regulations during the term of this Agreement other than any failure on the part of the Company or Administrator caused by the action or inaction of Administrator, including when acting in the name or on behalf of the Company, whether or not in compliance with the terms of this Agreement.

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13.2.        Notice of Asserted Liability.  In the event that either party hereto asserts a claim for indemnification hereunder, such party seeking indemnification (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted.

13.3.        Right to Contest Claims of Third Parties.  (a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any person not a party to this Agreement (a “Third Party Claimant”) that may result in an Administrator Loss with respect to which Administrator is entitled to indemnification pursuant to Section 13.l(b) hereof or a Company Loss with respect to which the Company is entitled to indemnification pursuant to Section 13.l(a) hereof (an “Asserted Liability”), the Indemnified Party shall so notify the Indemnifying Party as promptly as practicable, but in no event later than 10 Business Days after such Asserted Liability is actually known to the Indemnified Party.  Failure to deliver notice with respect to an Asserted Liability in a timely manner shall not be deemed a waiver of the Indemnified Party’s right to indemnification for losses in connection with such Asserted Liability but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party’s losses would have been less had such notice been timely delivered.

(b)           The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle the Asserted Liability; provided that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing.  The failure of the Indemnifying Party to respond in writing to proper notice of an Asserted Liability within 10 Business Days after receipt thereof shall be deemed an election not to defend the same.  Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party’s expense, to do so in such manner as it deems appropriate, including, but not limited to, settling such Asserted Liability (after giving notice of the settlement to the Indemnifying Party) on such terms as the Indemnified Party deems appropriate.

(c)           Except as provided in the immediately preceding sentence, the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the 10-day period specified above.

(d)           The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, with its own counsel and at its own expense.

(e)           Except as provided in the first sentence of paragraph (b) of this Section 13.3, the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

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(f)            Administrator and the Company shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

13.4.        Indemnification Payments.  Any payment hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

13.5.        Survival.  The provisions of this Article XIII shall survive the termination of this Agreement.

ARTICLE XIV

ARBITRATION

14.1.        Resolution of Damages.  Any dispute between the Company and the Administrator arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article XIV.  Either party may initiate arbitration of any such dispute by giving written notice to the other party of its intention to arbitrate and of its appointment of an arbitrator in accordance with Section 14.3.

14.2.        Composition of Panel.  Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 14.3 and 14.4.

14.3.        Appointment of Arbitrators.  The party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate.  Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof.  Before instituting a hearing, the two arbitrators so appointed shall choose an umpire.  If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.  All members of the arbitration panel shall be active or former insurance or reinsurance executives having relevant knowledge of the matters in dispute, and shall be impartial third parties without past employment or directorial relations with the parties to the arbitration and their parents and/or Affiliates.

14.4.        Failure of a Party to Appoint Arbitrator.  If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 14.3.

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14.5.        Choice of Forum.  Any arbitration instituted pursuant to this Article XIV shall be held in New York, New York.

14.6.        Submission of Dispute to Panel.  Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

14.7.        Procedure Governing Arbitration.  All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence.  The panel shall have the power to fix all procedural rules relating to the arbitration proceeding.  In reaching any decision, the panel shall give due consideration to the custom and usage of the insurance and reinsurance business.

14.8.        Arbitration Award.  The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing, stating the reason therefor.  The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

14.9.        Cost of Arbitration.  All fees and expenses of the arbitration, including the fees and expenses of each arbitrator and the umpire, shall be allocated to the Company and the Administrator as assessed by the panel.

14.10.      Limit of Jurisdiction.  The arbitration panel does not have the jurisdiction to authorize any punitive damage awards between the parties.

ARTICLE XV

DURATION; TERMINATION

15.1.        Duration.  This Agreement shall commence on the date of its execution and continue with respect to each Reinsured Contract until no further Administrative Services in respect of such Reinsured Contract is required, unless it is earlier terminated under Section 15.2.

15.2.        Termination.  (a) This Agreement is subject to immediate termination at the option of the Company, upon written notice to the Administrator, in the event that a voluntary or involuntary proceeding is commenced in any state by or against the Administrator for the purpose of conserving, rehabilitating or liquidating the Administrator, or the Administrator shall lose its authority to perform services hereunder and, in either event, this Agreement is not promptly assigned by the Administrator to an affiliate of Administrator pursuant to Section 16.5.

(b)           This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.

(c)           In the event that this Agreement is terminated under any of the provisions of Section 15.2(a), the Administrator shall select a third-party administrator to perform the services required by this Agreement.  The Company shall have the right to approve any such third-party administrator selected by the Administrator, but such approval will not unreasonably be withheld.  If the Administrator fails to select a third-party administrator pursuant to this Section 15.2(c),

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the Company shall select such a third-party administrator.  In either case, the Administrator shall pay all fees and charges imposed by the selected third-party administrator and the reasonable costs of the Company in the transition of the performance of the services required under this Agreement to such third-party administrator.

(d)           In the event that this Agreement is terminated, the Administrator shall cooperate fully in the transfer of services and the books and records maintained by the Administrator pursuant to this Agreement (or, where appropriate, copies thereof) to the third-party administrator selected pursuant to Section 15.2(c) (in the event that this Agreement is terminated under Section 15.2(a)) or to the Company (in the event that this Agreement is terminated pursuant to the provisions of Section 15.2(b)), so that such third-party administrator or the Company, as the case may be, will be able to perform the services required under this Agreement without interruption following termination of this Agreement.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1.        Notices.  Any notice required or permitted hereunder shall be in writing and shall be (i) delivered personally (by courier or otherwise), (ii) sent by facsimile transmission with confirmation of receipt and with subsequent personal delivery or express delivery of the original notice, (iii) transmitted by electronic mail with confirmation of receipt and with subsequent personal delivery or express delivery of the original notice or (iv) sent by express delivery.  Any such notice shall be deemed given when so delivered, sent or transmitted, as follows:

(1)           If to the Company to:

Commercial Guaranty Assurance, Ltd.

Craig Appin House

8 Wesley Street

Hamilton HM 11

Bermuda

Attention:  President

Telephone No.:  441-296-5144

Telecopier No.:  441-296-5145

Email:  liz@cga.bm

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(2)           If to the Administrator to:

ACE Capital Re Overseas Ltd.

11 Victoria Hall

Victoria Street

P.O. Box 1826

Hamilton HM HX

Bermuda

Attention:  Corporate Secretary

Telephone No.:  441-297-9730

Telecopier No.:  441-297-9704

Email:  rebecca.carne@marshmc.com

With a copy to:

ACE Capital Re Inc.

1325 Avenue of the Americas

New York, NY  10019

Attention:  General Counsel

Telephone No.:  212-974-0100

Telecopier No.:  212-581-3268

Email:  nbregman@acecapitalre.com

Any party may, by notice given in accordance with this Agreement to the other party, designate another address or person for receipt of notices hereunder.

16.2.        Amendment.  This Agreement may not be modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

16.3.        Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

16.4.        No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.5.        Assignment; Subcontracting.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.  Except as provided by the last sentence of this Section 16.5, neither party may assign any of its obligations under this Agreement without the prior written approval of the other party, but Administrator may, subject to applicable law, subcontract for the provision of any of its Administrative Services without such approval.  In the event of any such subcontracting,

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Administrator shall continue to be bound by all of its obligations under this Agreement and shall be solely responsible for the performance and compensation of subcontractors.  Notwithstanding the foregoing, Administrator may assign this Agreement to any affiliate of Administrator in Administrator’s sole discretion.

16.6.        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF BERMUDA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

16.7.        Entire Agreement.  This Agreement and the Reinsurance Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, and discussion of the parties.

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IN WITNESS WHEREOF, the Company and the Administrator have executed this Administrative Services Agreement in Hamilton, Bermuda as of the date first above written.

COMMERCIAL GUARANTY ASSURANCE, LTD.

By:
Name:
Title

ACE CAPITAL RE OVERSEAS LTD.

By:
Name:
Title

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Exhibit B

Trust Agreement

TRUST AGREEMENT

TRUST AGREEMENT, dated as of August           , 2001 (the “Agreement”), among ACE American Insurance Company, an insurance company organized under the laws of Pennsylvania (the “Grantor”), and ACE Capital Re Overseas Ltd., a company with limited liability organized under the laws of Bermuda (together with any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator, the “Beneficiary”), and State Street Bank and Trust Company, a banking corporation organized and existing under the laws of Massachusetts (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, the Grantor and the Beneficiary have entered into a Retrocession Agreement, dated as of the date hereof (the “Retrocession Agreement”); and

WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary under or in connection with the Retrocession Agreement; and

WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the “Trust Account”) assets in order to secure payments under or in connection with the Retrocession Agreement; and

WHEREAS, the Trustee has agreed to act as trustee and entitlement holder hereunder, and to hold such assets in the Trust Account for the sole use and benefit of the Beneficiary; and

WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;

NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.  Deposit of Assets to the Trust Account.

(a)           The Grantor shall establish the Trust Account in the name of the Trustee, as owner and entitlement holder, for the benefit of the Beneficiary.  The Trustee shall administer the Trust Account in its name as trustee and entitlement holder for the sole use and benefit of the Beneficiary.  To further secure its obligations under the Retrocession Agreement, the Grantor hereby grants, conveys, transfers and assigns to the Trustee for the benefit of the Beneficiary a security interest in and to (i) the Trust Account, (ii) any and all financial assets now, or in the future, deposited in, credited to and maintained therein, (iii) any deposit account in which Trust Account assets are maintained, and (iv) all financial assets now, or in the future, deposited in or credited to securities accounts in the name of the Trustee pursuant to Section 7(d) of this Agreement in which Assets (as defined below) are maintained for the benefit of the Beneficiary.  The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.  All Assets at all times shall be maintained in the Trust Account, separate and distinct from all other assets, and shall be continuously kept in a safe place at the Trustee’s office within the United States of America.

(b)           The Grantor shall transfer to the Trustee, for deposit to the Trust Account, the sum of sixty million dollars ($60,000,000), and may transfer or cause to be transferred to the Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire (all such assets actually received in the Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall be valued according to their current fair market value and shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

(c)           The Grantor shall, upon execution of this Agreement, and from time to time thereafter as required, execute assignments and endorsements in blank or transfer legal title to the Trustee of all securities or other property standing in the Grantor’s name which are delivered to the Trustee to form part of the Trust Account in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary shall, negotiate any such Assets without consent or signature from the Grantor or any person or entity.  Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.  All Assets transferred by the Grantor to the Trustee for deposit to the Trust Account shall consist only of cash and Eligible Securities.

(d)           The Trustee shall have no responsibility to (i) value the Assets or (ii) determine whether the Assets in the Trust Account are sufficient to secure the Grantor’s liabilities under the Retrocession Agreement.

SECTION 2.  Withdrawal of Assets from the Trust Account.

(a)           Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, subject only to written notice from the Beneficiary to the Trustee (the “Withdrawal Notice”), such Assets as are specified in such

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Withdrawal Notice.  The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt, and deposit to the Trust Account, of other Assets specified in such Withdrawal Notice.  The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement.

(b)           Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocably all right, title and interest in the Assets specified in such Withdrawal Notice and shall deliver custody of such Assets (including physical custody of Assets held in certificated form) to or for the account of the Beneficiary or such Designee as specified in such Withdrawal Notice.

(c)           Subject to Section 4 of this Agreement, in the absence of a Withdrawal Notice the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

(d)           The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to this Section 2 will be used and applied in the manner contemplated by Section 3 of this Agreement.

SECTION 3.  Application of Assets.

The Beneficiary hereby covenants to the Grantor that, in accordance with the Retrocession Agreement, it shall use and apply any withdrawn Assets, on the basis of the liability of the Beneficiary under the Underlying Agreement (as defined in the Retrocession Agreement), without diminution because of the insolvency of the Beneficiary or the Grantor, only to pay to the Beneficiary an amount equal to the Grantor’s quota share of the liabilities (including Ultimate Net Loss, Litigation Losses and the C Profit Share, each as defined in the Underlying Agreement) paid or due to be paid by the Beneficiary under the Underlying Agreement.

SECTION 4.  Redemption, Investment and Substitution of Assets.

(a)           The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b)           The Grantor, subject to the prior written approval of the Beneficiary, may retain (and pay the service fees of) a professional asset manager (the “Asset Manager”) to manage and make investment decisions with regard to the Assets held by the Trustee in the Trust Account.  Subject to Section l(c) of this Agreement, the Grantor or the Asset Manager (if any) may direct the Trustee to invest such Assets in Eligible Securities and the Trustee, at the direction of the Grantor or the Asset Manager (if any) will cause the Assets held in the Trust Account to be invested in Eligible Securities.  Unless and until directed in accordance with this Agreement by the Grantor, the Trustee will not be required to take any action with respect to the investment or reinvestment of the Assets.  The Trustee shall

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have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.

(c)           From time to time, subject to the prior written approval of the Beneficiary, the Grantor or the Asset Manager (if any) may direct the Trustee to substitute Eligible Securities for other Eligible Securities held in the Trust Account at such time, provided that such substituted Eligible Securities are at least equal in value to the market value of the Eligible Securities withdrawn.  The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.

(d)           The Trustee is authorized, without further instructions, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed.

(e)           The Trustee will have no duty to notify the Grantor of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Trustee will forward to the Grantor any notices or other documents received in regard to any such security.

(f)            The Grantor hereby authorizes the Trustee to disclose the Grantor’s name, address and securities positions to issuers of securities held in the Trust Account if, and as to the extent that, the law may require such disclosure.

(g)           Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account.  The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

SECTION 5.  Interest and Dividends.

All payments of interest and dividends actually received in respect of Assets in the Trust Account shall be deposited by the Trustee to, and shall become part of, the Trust Account.

SECTION 6.  Right to Vote Assets.

The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor within a reasonable period of time following the Trustee’s receipt thereof.  The Grantor shall have the full and unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any Assets in the Trust Account.

SECTION 7.  Additional Rights and Duties of the Trustee.

(a)           The Trustee shall be liable for its own negligence, willful misconduct or lack of good faith arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement.

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(b)           The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.

(c)           Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.

(d)           The Trustee may deposit any Assets in the Trust Account in the centralized National Book-Entry System of the Federal Reserve or in depositories such as the Depository Trust Company.  Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.  Nothing contained in any contract between the Trustee and any entity authorized to hold Assets in accordance with this paragraph (d) will diminish or otherwise alter the liability of the Trustee to the Grantor or the Beneficiary hereunder.

(e)           The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(f)            The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at the end of each calendar quarter thereafter.

(g)           Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h)           Subject to the last sentence in Section 17, with respect to Assets in the Trust Account, the Trustee is authorized to follow and rely upon all instructions given by officers designated in writing by the Grantor and the Beneficiary, respectively, in accordance with the terms of this Agreement and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties.  The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions.  The Trustee shall not incur any liability in executing instructions (i) from an attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary designated in writing, which may be updated from time to time.

(i)            The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee.  Without limiting the

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generality of the foregoing, the Trustee shall have no duties or obligations arising from the Trustee acting as entitlement holder for the benefit of the Beneficiary, including, without limitation, taking any action to perfect a security interest hereunder.

(j)            No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.

(k)           The Trustee may confer with counsel of its own choice in relation to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder for any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with opinion of such counsel, other than with respect to withdrawals of Assets by the Beneficiary.

SECTION 8.  The Trustee’s Compensation, Expenses and Indemnification.

(a)           The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates as may be agreed to from time to time in writing between the Trustee and the Grantor.  The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses, advances and disbursements in connection with its duties under this Agreement (including attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct or lack of good faith.  The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets.  In no event shall the Trustee be liable for indirect, special or consequential damages.  The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Agreement.

(b)           No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

SECTION 9.  Acceptance, Resignation and Removal of the Trustee.

(a)           The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

(b)           The Trustee may resign at any time upon delivery of a written notice of resignation to the Beneficiary and the Grantor, effective not less than ninety (90) days after receipt by the Beneficiary and the Grantor of such notice.

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(c)           The Grantor may remove the Trustee by delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of such notice.

(d)           No such resignation or removal of the Trustee will be effective until a successor trustee has been duly appointed and approved by the Beneficiary and the Grantor and all Assets in the Trust Account have been duly transferred to the new trustee in accordance with paragraph (e) of this Section 9.

(e)           Upon receipt of the notice of removal or resignation as provided in paragraph (b) or (c) above, as applicable, the Grantor shall appoint a successor trustee.  Any successor trustee must be a bank that is a member of the Federal Reserve System and a Qualified United States Financial Institution (as defined below) and must not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary.  Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective.  Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for the Trustee.

SECTION 10.       Termination of the Trust Account.

The Trust Account and this Trust Agreement shall be effective until terminated by thirty (30) days’ advance written notice sent to the Trustee jointly by the Grantor and the Beneficiary.  Upon the termination of the Trust Account, the Trustee shall transfer, pay over and deliver the remaining assets of the Trust Account as directed in such joint notice.

SECTION 11.       Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.  The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock of a corporation.

The term “American Institution,” as used in Schedule A, shall mean an institution created or existing under the laws of the United States of America or of any state, district or territory thereof.

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The term “Business Day” shall mean any day on which the offices of the Trustee in Boston, Massachusetts are open for business.

The term “Eligible Securities” shall mean and include those assets of the types described in Schedule A.

The term “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.

The term “Qualified United States Financial Institution” shall mean an institution that is (i) organized, or, in the case of a U.S. branch or agency office of a foreign banking organization, licensed, under the laws of the United States or any state thereof and has been granted authority to act with fiduciary powers; and (ii) regulated, supervised and examined by federal or state authorities having regulatory authority over banks and trust companies.

The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

SECTION 12.       Governing Law.

This Agreement shall be subject to and governed by the laws of the State of New York.

SECTION 13.       Successors and Assigns.

No Party may assign this Agreement or any of its obligations hereunder without the prior written consent of the other Parties; provided, however, that this Agreement will inure to the benefit of and bind those who, by operation of law, become successors to the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity and provided further that, in the case of the Trustee, the successor trustee is eligible to be a trustee under the terms hereof.

SECTION 14.       Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

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SECTION 15.       Entire Agreement.

This Agreement (including the Schedules hereto) constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

SECTION 16.       Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.

SECTION 17.       Notices, etc.

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by facsimile transmission, or (iii) when sent by express delivery and (b) when addressed as follows:

If to the Grantor to it at:

ACE Financial Solutions

1133 Avenue of the Americas

32nd Floor

New York, New York  10036

Telephone No.: 212-642-7807

Telecopier No.: 212-642-7889

If to the Beneficiary:

ACE Capital Re Overseas Ltd.

11 Victoria Hall

Victoria Street

P.O. Box 1828

Hamilton HM HX

Bermuda

Attention:  Corporate Secretary

Telephone No.:  441-297-9730

Telecopier No.:  441-297-9704

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With a copy to:

ACE Capital Re Inc.

1325 Avenue of the Americas

New York, New York  10019

Attention:  General Counsel

Telephone No.:  212-974-0100

Telecopier No.:  212-581-3268

If to the Trustee:

State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, Missouri 64105

Attention:  Vice President, Insurance Custody

Telephone No.:  (816) 871-4100

Telecopier No.:  (816) 871-9210

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties.  All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary’s approval of the Grantor’s authorization to substitute Assets and to the termination of the Trust Account shall be in writing and may not be made or given by facsimile transmission or electronic media.

SECTION 18.  Headings.

The headings of the Sections have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

SECTION 19.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Agreement.  All signatures of the Parties may be transmitted by facsimile, and such facsimile transmission will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces and will be binding upon such Party, provided that the Parties provide hard copy original signatures to each other following execution.

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SECTION 20.  Force Majeure.

In the event that any Party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such Party will not be liable for damages to the other Parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes.  Performance under this Agreement will resume when the affected Party is able to perform substantially that Party’s duties.

SECTION 21.  Trust Account Records.

The Trustee will keep full and complete records of the administration of the Trust Account.  The Grantor, the Beneficiary and the Insurance Department of the Beneficiary’s domiciliary jurisdiction may examine such records at any time during the Trustee’s business hours, upon reasonable request.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ACE American Insurance Company, as Grantor

By:
Name:
Its:

ACE Capital Re Overseas Ltd, as Beneficiary

By:
Name:
Its:

State Street Bank and Trust Company, as Trustee

By:
Name:
Its:

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SCHEDULE A

Eligible Securities

The following shall be Eligible Securities provided that, at the time of deposit, such securities are (a) rated A or higher by a nationally recognized rating agency; (b) secured by sufficient collateral; (c) insured by an appropriately licensed insurer (other than the investing insurer or its affiliate) that has a rating of A or higher from A.M. Best Company, Inc. (or an equivalent rating from another nationally recognized rating agency); or (d) rated in the highest category by the Securities Valuation Office of the National Association of Insurance Commissioners:

I.              Government obligations - any obligation that is issued, assumed, guaranteed or insured by the U.S. or any agency thereof, by any U.S. state, by any municipality or by any state agency (excluding any municipality or state agency bond payable only out of special assessments on local properties);

II.            Obligations of American Institutions - any obligation issued or guaranteed by any solvent American Institution with the exception of insurance companies, provided that such obligations are not in default as to principal or interest;

III.           Preferred or guaranteed shares of solvent American Institutions - permissible provided that all obligations of the issuer (not merely the investment to be deposited) satisfy the credit quality criteria (a) or (d) in the first paragraph above;

IV.           Equity Interests - Investments in common shares or partnership interests of any solvent American Institution, provided that the share/interest is registered on a national securities exchange (or quoted through NASDAQ) or otherwise registered pursuant to the Securities Exchange Act of 1934. All obligations and preferred shares (if any) of the issuer (not merely the investment to be deposited) must be eligible investments pursuant to Section 1404(a) of the New York Insurance Law;

V.            Investment Companies -

1.             Investment company that invests at least 90% of assets in investments qualifying under Items (I), (II) and (III) above.

2.             Investment company that invests at least 90% of assets in investments qualifying under Item (IV) above; and

VI.           Asset backed securities - Pass-through certificates, participation interests, trust certificates or obligations, collateralized debt obligations, limited recourse securities and similar securities, in each case secured by pooled receivables arising from the sale or use of personal property or the sale or use of real property or secured by mortgages on real property or other pooled receivables or assets that provide similar diversified credit risk and certificates, interests, limited recourse debt securities and similar securities secured by any of the foregoing securities.